SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT: April 22, 2005

(Date of earliest event reported)

______________________________

Electric Aquagenics Unlimited, Inc.

(Exact name of registrant as specified in its charter)

               UTAH

333-86830

       87-0654478

        (State or other jurisdiction of

    Commission File Number

     (I.R.S. Employer

        incorporation)

     Identification Number)

1464 West 40 South, Suite 200

             Lindon, Utah

84042

        (Address of principal executive offices)

          (Zip Code)

Registrant's telephone number, including area code:  (801) 443-1031

  N/A

(Former Name or Former Address, if Changed Since Last Report)

  ________________________________________________________________________

Item 2.01

Completion of Acquisition or Disposition of Assets.

On April 22, 2005, the Company sold 359,000 shares of common stock (the “Shares”) in Biofilm Strategies Corporation, a privately held Delaware corporation (“Biofilm”), to an unrelated third party for a total consideration of $718,000, which was paid in cash at the closing.  The Shares represented thirty percent (30%) of the total issued and outstanding capital stock of Biofilm, and were acquired by the Company in increments between April 2004 and January 2005 for total cash consideration of $359,000.  The sale resulted in a gain to the Company of $359,000.  The reason for the sale was that the Board of Directors of the Company determined that the business of Biofilm no longer fit into the Company’s strategic plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, Inc.

Date: April 28, 2005

By: /s/ Gaylord M. Karren

Name: Gaylord M. Karren

Title: Chief Executive Officer

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